Exhibit 10.6

SECOND AMENDMENT
TO EMPLOYMENT AGREEMENT

This Second Amendment (the “Amendment”) to that certain Employment Agreement by and between Sprint Nextel Corporation, now known as Sprint Communications, Inc., and Michael Schwartz made and entered into as of September 27, 2012 and amended on December 10, 2012 (the “Agreement”), is made and entered into November 12, 2014 (the “Amendment Effective Date”). Certain capitalized term shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Company and the Executive desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and the Executive hereby restate Attachment A of the Agreement as of the Amendment Effective Date as follows, with the only change being to replace“2014” in both places it occurred with “2015:

ATTACHMENT A
Relocation Policy Exceptions
The Executive is approved for a one-time extension of the 12-month eligibility period referenced in the applicable senior officer relocation policy to December 31, 2015 (but without tax gross up for the shipment of household goods and/or final move travel expenses if they become taxable as a result of the extension), which shall mean at a minimum that the relocation process and all applications for reimbursements under the policy must be completed no later than December 31, 2015, and the forfeiture and repayment provision of the policy will be extended by an additional 12 months.

In all other respects, the terms, conditions and provisions of the Agreement shall remain the same.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by an officer pursuant to the authority of its Board, and the Executive has executed this Amendment, effective as of the day and year first written above.

SPRINT COMMUNICATIONS, INC.

/s/ SANDRA PRICE
____________________________________
By: Sandra Price

EXECUTIVE

/s/ M C SCHWARTZ
____________________________________
Michael Schwartz

Schwartz Employment Agreement Amendment                            Page 2 of 2